Exhibit 99.1

Luminar Provides Update on Public Warrants; Has Received Approximately $154 Million in Gross Proceeds To Date From Exercised Warrants
Nearly 99% of Public Warrants Already Exercised
Announces Extension in Redemption Date of Public Warrants For Remaining Holders
March 11, 2021
ORLANDO, Florida — Luminar Technologies, Inc. (Nasdaq: LAZR; LAZRW) (“Luminar” or the “Company”), the global leader in automotive lidar hardware and software technology, today announced that holders of its outstanding public warrants (the “Public Warrants”) to purchase shares of its Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) will have until 5:00 p.m., New York City time, on March 16, 2021, instead of March 5, 2021, to exercise their Public Warrants. Although nearly 99% of holders of the Public Warrants have already exercised their warrants pursuant to which the Company received approximately $154 million in gross proceeds, the Company, in an act of good faith, has decided to change the redemption date of the Public Warrants in order to allow retail investors additional time to exercise and complete the settlement process in light of issues that have come to the Company’s attention as a result of certain retail investors allegedly not receiving the redemption notice from their brokerage firms.
Any Public Warrants that remain unexercised immediately after 5:00 p.m., New York City time, on March 16, 2021 will be void and no longer exercisable, and the holders of those Public Warrants will be entitled to receive $0.01 per Public Warrant. Holders of Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants since the process to exercise is voluntary.
The Public Warrants were issued under the Warrant Agreement, dated as of January 31, 2019 (the “Warrant Agreement”), by and between the Company (f/k/a Gores Metropoulos, Inc.) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”).
None of Luminar, its board of directors or employees has made or is making any representation or recommendation to any holder of the Public Warrants as to whether to exercise or refrain from exercising any Public Warrants.
The shares of Class A Common Stock underlying the Public Warrants have been registered by Luminar under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333‑251657).
Questions concerning redemption and exercise of the Public Warrants can be directed to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, telephone number (212) 509-4000.

No Offer or Solicitation
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of Luminar’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
About Luminar Technologies, Inc.
Luminar is an autonomous vehicle sensor and software company with the vision to make autonomy safe and ubiquitous by delivering the only lidar and associated software that meets the industry’s stringent performance, safety, and economic requirements. Luminar has rapidly gained over 50 industry partners, including 7 of the top 10 global automotive OEMs. Earlier this year, Luminar signed the industry’s first production deal for autonomous consumer vehicles with Volvo Cars, while also recently striking deals with Daimler Truck AG and Intel’s Mobileye. Luminar has also received minority investments from the world’s largest commercial vehicle manufacturer, Daimler Truck AG, and Volvo Cars, a global leader in automotive safety, to accelerate the introduction of autonomous trucks and cars at highway speed. Founded in 2012, Luminar is a 350-person team with offices in Palo Alto, Orlando, Colorado Springs, Detroit, and Munich. For more information please visit www.luminartech.com.
Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the redemption of the Public Warrants and the expected proceeds from the exercise of the Public Warrants. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to Luminar’s limited operating history; Luminar’s inability to reduce and control the cost of the inputs on which Luminar relies; Luminar’s ability to transition to an outsourced manufacturing business model; the success of Luminar’s customers in developing and commercializing products using Luminar’s solutions; Luminar’s ability to protect its intellectual property rights; whether Luminar’s lidar products are selected for inclusion in autonomous driving or ADAS systems by automotive OEMs or their suppliers; changes in personnel and availability of qualified personnel; the amount and timing of future sales; whether the complexity of Luminar’s products results in undetected defects and reliability issues which could reduce market adoption of its new products, damage its reputation and expose Luminar to product liability and other claims; strict government regulation that is subject to amendment, repeal or new interpretation and Luminar’s ability to comply with modified or new laws and regulations applying to its business; general economic uncertainty and the effect of general economic conditions on Luminar’s industry in particular, including the level of demand and financial performance of the autonomous vehicle industry and market adoption of lidar; the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Luminar’s business; and the other risks discussed under the heading "Risk Factors" in the registration statement on Form S-1/A filed by Luminar on January 29, 2021 and other documents Luminar files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact Information
Media
Nicole Phelan
press@luminartech.com
Investors
Michael Beer
michaelbeer@luminartech.com